Exhibit 10.5

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (the “Second Amendment”) dated as of October 22, 2015, is entered into by and between REDWOOD CITY PARTNERS, LLC, a Delaware limited liability company (collectively, “Landlord”), and BOX, INC., a Delaware corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

R E C I T A L S:

A.     Landlord and Tenant are parties to that certain Office Lease dated as of September 15, 2014 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated as of March 17, 2015 (the “First Amendment”) (the Original Lease and First Amendment are, collectively, the “Lease”) for premises (the “Premises”) in the buildings to be constructed at 900 Jefferson Avenue and 900 Middlefield Avenue, Redwood City, California.

B.     In connection with the foregoing, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.     Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2.     Lease Commencement Dates; Lease Expiration Date. Notwithstanding any contrary provision of the Lease,
Sections 3.2.1. 3.2.2. and 3.3 or the Original Lease are hereby amended and restated in their entirety as follows:

	3.2.1	Building A Lease Commencement Date:	The “Building A Lease Commencement Date” shall be September 25, 2015.

	3.2.2	Building B Lease Commencement Date:	The “Building B Lease Commencement Date” shall be January 1, 2017.

3.3	Lease Expiration Date:		June 30, 2028; subject to extension of the Lease Expiration Date by Tenant’s exercise of one or both of the extension options granted under Section 2.2 of this Lease below.

3.     Final Condition. Landlord and Tenant acknowledge and agree that Landlord satisfied the “Final Condition” (as defined in Section 1.3 of the Work Letter attached to the Lease as Exhibit B) with respect to Building A and Building B as required by the terms of the Lease, on September 25, 2015. Notwithstanding the foregoing, following the date of this Second Amendment, Landlord shall perform certain electrical work required in connection with the installation of one (1) additional electric vehicle charging station in the Project parking facilities.

4.     Disbursement of Improvement Allowance. Pursuant to the terms of the Lease, in connection with each monthly disbursement of the Improvement Allowance, Tenant is obligated to pay a percentage (a “Percentage”) of each amount disbursed by Landlord, which Percentage is equal to the amount of the Over-Allowance Amount (as defined in the Original Lease) divided by the amount of the Final Costs (as defined in the Original Lease), as the same may be adjusted as set forth therein, and such payments by Tenant (the “Over-Allowance Payments”) are a condition to Landlord’s obligation to pay any amounts from the Improvement Allowance (the “Improvement Allowance Payments”). Notwithstanding the foregoing or any provision to the contrary set forth in the Lease, Landlord may elect, at its sole option, from time to time, to adjust the Percentage in order to increase the amount(s) of the Improvement Allowance Payments as part of each monthly disbursement (and thereby reduce the amount(s) of the Over-Allowance Payments made by Tenant in connection therewith), provided, that Landlord shall not be required to make any payments in excess of the Improvement Allowance, and any such adjustment in the Percentage shall be reconciled in later disbursements of the Improvement Allowance Payments and the Over-Allowance Payments.

5.     No Other Modifications. Except as modified in this Second Amendment. all other terms and conditions of the Lease shall remain unchanged and in full force and effect. To the extent of a conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall prevail.

6.     Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below). (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited Persons”). Prior to and during the Lease Term, Tenant, and to Tenant’s knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering, Neither Landlord nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become Prohibited Persons. Prior to and during the Lease Term, Landlord, and to Landlord’s knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Landlord is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 6 the phrase “Landlord nor any of its affiliates, nor any of their respective members, partners or other equity holders” and all similar such phrases shall not include (i) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (ii) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Kilroy Realty, L.P. or Kilroy Realty Corporation. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

7.     Counterpart Execution. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date set forth above.

“LANDLORD”:

REDWOOD CITY PARTNERS, LLC
a Delaware limited liability company

By:	KR Redwood City Member, LLC,
a Delaware limited liability company

Its:	Managing Member

	By:	Kilroy Realty, L.P.,
a Delaware limited partnership

	Its:	Sole Member

		By:	Kilroy Realty Corporation
a Maryland corporation

		Its:	General Partner

			By:	/s/John T. Fucci
			Name:	John T. Fucci
			Its:	SR. Vice President Asset Management

			By:	/s/Richard Buziak
			Name:	Richard Buziak
			Its:	Senior Vice President
Asset Management

“TENANT”:

BOX, INC.,
a Delaware corporation

By:	/s/Peter McGoff
Name:	Peter McGoff
Its:	SVP, General Counsel and Corp. Secretary

By:	/s/Dylan Smith
Name:	Dylan Smith
Its:	Chief Financial Officer